                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                             MANUGISTICS GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               [manugistics logo]


                             MANUGISTICS GROUP, INC.
                           2115 East Jefferson Street
                            Rockville, Maryland 20852


                                                                  June 28, 2000

Dear Shareholders:


     It is my pleasure to invite you to the 2000 Annual Meeting of Shareholders of Manugistics Group, Inc. to be held on Friday, July 28, 2000 at 9:00 a.m., Eastern Daylight Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland.


     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.


     I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.



                                        Very truly yours,


                                        /s/ Gregory J. Owens
                                        ------------------------------
                                        Gregory J. Owens
                                        Chief Executive Officer and President

                               [manugistics logo]

                             MANUGISTICS GROUP, INC.
                           2115 East Jefferson Street
                            Rockville, Maryland 20852


                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              Friday, July 28, 2000
                            -------------------------

To our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of Manugistics Group, Inc. (the "Company") will be held on Friday, July 28, 2000 at 9:00 a.m. E.D.T. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland for the following purposes:

     1. To elect three Class II Directors, each for a term of three years and until their respective successors have been elected and qualified; and

     2. To transact such other business as may properly come before the Meeting.

     Shareholders of record at 5:00 p.m. E.D.T. on June 9, 2000 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                           By Order of the Board of Directors,



                                           /s/ Timothy T. Smith
                                           -----------------------------------
                                           Timothy T. Smith
                                           Senior Vice President,
                                           General Counsel and Secretary

Rockville, Maryland
June 28, 2000

                             MANUGISTICS GROUP, INC.
                           2115 East Jefferson Street
                            Rockville, Maryland 20852
                                ----------------
                                 PROXY STATEMENT

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Manugistics Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Friday, July 28, 2000, at 9:00 a.m. E.D.T., at the Bethesda Marriott, 5151 Pooks Hill Rd., Bethesda, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about June 30, 2000, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on June 9, 2000. A copy of the Company's 2000 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended February 29, 2000, accompanies this Proxy Statement.

     At the Meeting, shareholders will elect three Class II directors, each to serve for a term of three years.

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed 5:00 p.m. E.D.T. on June 9, 2000 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 29,216,371 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock, or 14,608,186 shares, shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum.

     Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. The three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

     The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

     The proxy holders, William M. Gibson and Raghavan Rajaji, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

     The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The By-Laws also provide that the Company's Board of Directors is divided into three classes:
Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

     In April 2000, the Board of Directors increased the number of directors which shall constitute the entire Board of Directors from eight to nine. The Board of Directors then appointed Hau L. Lee as a Class III director to fill the newly created vacancy. There are presently three directors in Class I, three directors in Class II and three directors in Class III.

     The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of the three Class II directors, Gregory J. Owens, Joseph H. Jacovini and Thomas A. Skelton, will expire at the Meeting. The other six directors will remain in office for the remainder of their respective terms, as indicated below.

     Director candidates are nominated by the Board of Directors. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

     At the Meeting, three Class II directors are to be elected. Each of the director nominees is presently a director of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

     Set forth below is certain information regarding each nominee for Class II director and each Class III and Class I director, each of whose term of office will continue after the Meeting.

Nominees for Class II Directors

     Gregory J. Owens, 40, has served as a director of the Company since June 1999. He was appointed Chief Executive Officer and President of the Company in April 1999. From 1993 to 1999, Mr. Owens served as the Global Managing Partner for the Andersen Consulting Supply Chain Practice, the largest supply chain consulting practice with over $1.4 billion in revenue. Mr. Owens joined Andersen Consulting in 1990.

     Joseph H. Jacovini, 59, has served as a director of the Company since 1986. He is a partner in Dilworth Paxson LLP, based in Philadelphia, Pennsylvania, where he has practiced law since 1965. He has served as Chairman of that firm since 1997, having served as Co-Chairman since 1995. Mr. Jacovini also served as Chairman of that firm's Corporate Department during 1993-97. Mr. Jacovini has been a Trustee of Drexel University since 1990. He also serves on a number of boards of privately-held companies in technology and manufacturing industries.

     Thomas A. Skelton, 52, has served as a director of the Company since 1992. Mr. Skelton is a management consultant to computer software and internet start-up companies. He served as President and Chief Operating Officer of Cambar Software, Inc. in Charleston, South Carolina from August 1997 to November 1999. From April 1996 to April 1997, he was President of Knowledge Systems Corporation. From January 1995 to March 1996, he was Division President of Global Software, Inc. in Raleigh, North Carolina. From 1983 to 1994, Mr. Skelton worked in various management capacities with Manugistics, Inc. (formerly STSC, Inc.), the principal operating subsidiary of the Company, where he last served as Chief Operating Officer. He also serves on a number of boards of privately-held companies in the computer software and internet industries.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to elect each of the Class II Directors nominated above.

     The Board of Directors recommends that shareholders vote FOR the election of each of the nominated Class II Directors.

Incumbent Class III Directors -- to Continue in Office for Terms Expiring in
2001

     William M. Gibson, 55, has served as Chairman of the Board of Directors of the Company since its formation in 1986. From 1986 until April 1999, Mr. Gibson also served as Chief Executive Officer and President of the Company. From 1983 until 1986, when it was purchased by the Company, Mr. Gibson served as President, Chief Executive Officer and Chairman of the Board of Directors of STSC, Inc. (now Manugistics, Inc.). He joined STSC, Inc. as Executive Vice President and Chief Operating Officer in 1982.

     William G. Nelson, 66, has served as a director of the Company since 1986. Since September 1996, Mr. Nelson has served as the Chairman of the Board of Directors of Geac Computer Corporation, Limited; from September 1996 until April 1999, he also served as its Chief Executive Officer and President. From March 1994 until December 1998, Mr. Nelson also served as a director of Project Software & Development, Inc. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc. From April 1990 to December 1991, Mr. Nelson served in several executive capacities at OnLine Software International, Inc., including President, Chief Operating Officer and Chief Executive Officer.

     Hau L. Lee, 47, has served as a director of the Company since April 2000. Mr. Lee has been a member of the faculty at Stanford University since 1983, serving as a Thomas Ford Faculty Scholar from 1993 through 1996, and as the Kleiner Perkins, Mayfield, Sequoia Capital Professor in the School of Engineering since 1996 and as a Professor of Operations, Information and Technology Management in the Graduate School of Business since 1998. He also served as an Adjunct Professor in the Department of Industrial Engineering and Engineering Management at Hong Kong University of Science and Technology in 1996. Mr. Lee has also undertaken numerous independent consulting engagements since 1995.


Incumbent Class I Directors -- to Continue in Office for Terms Expiring in 2002

     Jack A. Arnow, 72, has served as a director of the Company since 1986. Mr. Arnow is an independent investor.

     Lynn C. Fritz, 58, has served as a director of the Company since 1995. Since 1986, Mr. Fritz has been Chairman and Chief Executive Officer of Fritz Companies, Inc., a publicly-held company that specializes in freight forwarding and customhouse brokerage on a global basis. Mr. Fritz has been employed by Fritz Companies, Inc. since 1965.

     J. Michael Cline, 40, has served as a director of the Company since 1996. Since December 1999, Mr. Cline has served as Managing Partner of Accretive Technology Partners LLC, a private investment firm, which he founded, with a primary focus on e-commerce businesses. From 1989 until December 1999, Mr. Cline was a managing member of General Atlantic Partners, LLC (or its predecessor in interest) ("GAP LLC"), a private investment firm with a primary focus on software and related information technologies. Prior to 1989, Mr. Cline was an associate with McKinsey & Company, Inc., a global strategic consulting firm. Mr. Cline serves on the boards of Brio Technology, Inc. and FirePond Inc., which are publicly held technology companies. Mr. Cline also serves on a number of boards of privately-held software and information technology companies.


Compensation of Directors

     To date, the Company, with the exception of a one-time stock grant in 1991, has not paid fees or other compensation to directors for serving on the Board of Directors or committees of the Board. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Under the 1998 Stock Option Plan (the "SOP"), outside, i.e., non-employee directors receive an annual option grant. The SOP was amended in January 2000 to increase from 5,000 to 16,000 the number of options to purchase shares of Common Stock granted annually to each outside director. Any director who is appointed or elected to the Board at any time other than an Annual Meeting of Shareholders will receive a percentage of the annual grant on the date of his or her election based on the number of fiscal quarters ending from the date of the appointment or election until the next Annual Meeting. The options granted annually to directors (including any options granted to new directors based on a percentage of the annual grant) vest quarterly over a four year period.

     The SOP was further amended in January 2000 to provide for a one-time grant of options to purchase 8,000 shares of Common Stock to each outside director serving on January 13, 2000, which options vest quarterly over four years, and to provide that any director who thereafter shall be newly appointed or elected to the Board may, at the discretion of the Board, receive a grant to purchase up to 16,000 shares of Common Stock. Any such option so granted at the discretion of the Board shall vest and become exercisable, with respect to 25% of the shares, one year from the date of grant, and with respect to the remaining 75% of the shares, quarterly over the following 12 quarters.

     In the fiscal year ended February 29, 2000 ("fiscal 2000"), options to purchase 13,000 shares under this plan were granted to each of Messrs. Gibson, Arnow, Cline, Fritz, Jacovini, Nelson, and Skelton.


Board of Directors' Meetings and Committees

     The Board of Directors held four regularly scheduled meetings during fiscal 2000. The Board of Directors has established standing Audit and Compensation committees, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

     The Audit Committee, which presently consists of Joseph H. Jacovini, Chairman, Lynn C. Fritz and J. Michael Cline, held five meetings during fiscal 2000. The committee selects, subject to approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial reporting, and reviews the Company's financial and operating controls.

     The Compensation Committee, which presently consists of William G. Nelson, Chairman, Jack A. Arnow and Thomas A. Skelton, held four meetings during fiscal 2000. The committee was responsible for recommending to the Board of Directors for approval a compensation program for Gregory J. Owens, the Company's Chief Executive Officer and President. The committee thereafter was responsible for the administration of Mr. Owens' compensation program. The committee and the Board of Directors review the compensation programs for the other executive officers of the Company, for which programs Mr. Owens is responsible. The committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans as well as the administration of the plans.

                  OWNERSHIP OF MANUGISTICS GROUP, INC. STOCK

     The following table sets forth certain information, as of May 31, 2000, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

     The address of each person who is an officer or director of the Company is 2115 East Jefferson Street, Rockville, MD 20852.

                                                                        Number of Shares      Percent
Name and Address of Beneficial Owner                                 Beneficially Owned(1)    of Class
------------------------------------                                 ----------------------   ---------
William M. Gibson (2) ............................................         5,315,818             18.6
Gregory J. Owens (3) .............................................           621,983              2.1
Richard F. Bergmann (4) ..........................................           141,658                *
Terrence A. Austin (5) ...........................................            54,500                *
Eric J. Hughey (6) ...............................................               -0-                *
Jeffery L. Holmes (7) ............................................            39,763                *
Jack A. Arnow (8) ................................................           108,000                *
J. Michael Cline (9) .............................................            31,000                *
Lynn C. Fritz (10) ...............................................            46,700                *
Joseph H. Jacovini (11) ..........................................            93,000                *
William G. Nelson (12) ...........................................           224,000                *
Thomas A. Skelton (13) ...........................................           584,246              2.1
Hau L. Lee (14) ..................................................               250                *
Directors and executive officers as a group (16 persons) .........         7,440,148             25.0

------------
*Less than 1% of the outstanding Common Stock.
 (1) Beneficial ownership is based on 28,456,286 outstanding shares of Common Stock as of May 31, 2000. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.
 (2) Includes 101,068 shares issuable upon exercise of options, 532,500 shares held by his wife, 380,000 shares held in a non-profit corporation, with respect to which Mr. Gibson shares voting and dispositive control, and 4,302,250 shares held in a family limited partnership. Mr. Gibson serves as the sole general partner of the limited partnership and, in such capacity, has sole voting and dispositive control of the shares held in the partnership.
 (3) Includes 621,333 shares issuable upon exercise of options and 650 shares held in a retirement plan.
 (4) Includes 141,458 shares issuable upon exercise of options.
 (5) Includes 54,000 shares issuable upon exercise of options.
 (6) Mr. Hughey resigned as an executive officer effective in March, 2000.
 (7) Includes 39,050 shares issuable upon exercise of options and 713 shares held in an employee stock purchase plan.
 (8) Includes 41,000 shares issuable upon exercise of options.
 (9) Includes 31,000 shares issuable upon exercise of options.
(10) Includes 46,000 shares issuable upon exercise of options.
(11) Includes 1,336 shares held by his wife, 28,000 shares held in a retirement savings plan and 33,664 shares issuable upon exercise of options.
(12) Includes 16,000 shares issuable upon exercise of options.
(13) Includes 41,000 shares issuable upon exercise of options, 12,701 shares held by his wife and 10,848 shares held by his brother as trustee for his children.
(14) Includes 250 shares issuable upon exercise of options.

                            EXECUTIVE COMPENSATION

Summary Compensation Table


     The following table sets forth summary information regarding compensation paid or accrued by the Company for services during fiscal 2000 to the Company's Chief Executive Officers and each of the four most highly compensated executive officers other than the Chief Executive Officers whose individual total salary and bonus on an annual basis exceeded $100,000 for fiscal 2000 (the "Named Executives"). Each of the Named Executives, other than Mr. Gibson, first became an executive officer of the Company during fiscal 2000. Also included is summary information regarding compensation paid by the Company for services during fiscal 1999 and 1998 to Mr. Gibson.

                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                             -------------
                                                          Annual               Securities
                                                       Compensation
                                                 -------------------------     Underlying        All Other
     Name and Principal Position         Year       Salary        Bonus        Options(#)      Compensation
-------------------------------------   ------   -----------   -----------   -------------   ----------------
Gregory J. Owens ....................   2000      $318,270      $288,531       3,000,000        $  57,235(1)
Chief Executive Officer and President

Terrance A. Austin ..................   2000       141,667       212,836         240,000              662(2)
Executive Vice President,
Electronics and High Technology

Richard F. Bergmann .................   2000       177,083       250,000         430,000            1,947(3)
Executive Vice President,
Global Sales and Services

Jeffrey L. Holmes ...................   2000       189,167       169,350         115,000            2,284(4)
Senior Vice President,
Strategic Solutions and Alliances

Eric J. Hughey(6) ...................   2000       198,000       155,430         115,000            2,445(5)
Former Senior Vice President,
Product Development

William M. Gibson(8) ................   2000           -0-           -0-             -0-              -0-
Former Chief Executive                  1999       173,333           -0-          11,473              850(7)
Officer and President                   1998       305,000       305,000         127,620            3,796(7)

------------
(1) This amount constitutes housing and relocation expenses paid by the Company in the amount of $51,047, the value of additional life and disability insurance premiums paid by the Company in the amount of $5,250 and a $938 contribution by the Company to Mr. Owens' account under the Company's 1991 Amended and Restated 401(k) Retirement Savings Plan (the "401(k) Plan").
(2) This amount constitutes the value of additional life and disability insurance premiums paid by the Company.
(3) This amount constitutes the value of additional life and disability insurance premiums paid by the Company in the amount of $1,322 and a $625 contribution by the Company to Mr. Bergmann's account under the 401(k) Plan.
(4) This amount represents a contribution by the Company to Mr. Holmes' account under the 401(k) Plan.
(5) This amount represents a contribution by the Company to Mr. Hughey's account under the 401(k) Plan.
(6) Mr. Hughey resigned as an executive officer effective in March 2000.
(7) These amounts represent contributions by the Company to Mr. Gibson's account under the 401(k) Plan for fiscal 1999 and 1998.
(8) Mr. Gibson resigned as an executive officer effective in April 1999.

Stock Options

     The following table sets forth certain information concerning the grant of options to the Chief Executive Officers and other Named Executives in fiscal 2000. The Company has not granted any stock appreciation rights ("SARs").

                       Option Grants in Last Fiscal Year

                                                                                               Potential Realizable Value
                                 Number of         Percent of                                      at Assumed Annual
                                Securities       Total Options                                    Rate of Stock Price
                                Underlying         Granted to    Exercise or                 Appreciation for Option Term
                                 Options         Employees in        Base       Expiration   -----------------------------
           Name                Granted(#)        Fiscal Year     Price($/sh)       Date            5%             10%
-------------------------  ------------------  ---------------  -------------  ------------  -------------  --------------
Gregory J. Owens ........       2,000,000(1)        33.40%          $ 7.81          4/27/09     $9,823,334     $24,894,257
                                  500,000(2)         8.35%           18.63         12/01/09      5,858,153      14,845,711
                                  500,000(2)         8.35%           26.44         12/17/09      8,313,987      21,069,275

Terrance A. Austin ......         240,000(2)         4.01%            9.72          6/16/09      1,467,085       3,717,882

Richard F. Bergmann .....         400,000(2)         6.68%            9.72          6/16/09      2,445,142       6,196,471
                                   30,000(3)         0.50%           21.19         12/06/09        399,788       1,013,142

Jeffrey L. Holmes .......          15,000(4)         0.25%            7.97          3/01/09         75,184         190,532
                                  100,000(5)         1.67%           14.06          7/22/09        884,226       2,240,802

Eric J. Hughey ..........          15,000(4)         0.25%            7.97          3/01/09         75,184         190,532
                                  100,000(5)         1.67%           14.06          7/22/09        884,226       2,240,802

William M. Gibson .......             -0-            0.00%             --               --             --             --

------------
(1) Each option was granted pursuant to stock option grants made outside of the SOP and vests in 60 equal monthly installments over a five year period beginning on the date of grant. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) Each option was granted pursuant to stock option grants made outside of the SOP and vests in 48 equal monthly installments over a four year period beginning on the date of grant. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

(3) Each option was granted pursuant to stock option grants made outside of the SOP and vests immediately on the date of grant. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

(4) Each option was granted pursuant to the SOP and vests in equal annual installments over a four year period beginning on the date of grant. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

(5) Each option was granted pursuant to the SOP and vests in 48 equal monthly installments over a four year period beginning on the date of grant. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officers and the other Named Executives.


                Aggregated Option Exercises in Fiscal 2000 and
                         Fiscal Year-End Option Values

                                                                   Number of Securities
                                                                  Underlying Unexercised          Value of Unexercised
                                                                    Options at Fiscal            In-the-Money Options at
                                                    Value                Year-End                 Fiscal Year-End($)(2)
                                Shares Acquired    Realized   ------------------------------  -----------------------------
Name                             on Exercise(#)     ($)(1)     Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------  -----------------  ----------  -------------  ---------------  -------------  --------------
Gregory J. Owens ............         0               $0         375,000        2,625,000     $15,757,831    $100,492,319

Terrance A. Austin ..........         0                0          40,000          200,000       1,670,000       8,350,000

Richard F. Bergmann .........         0                0          96,667          333,333       3,691,772      13,916,667

Jeffrey L. Holmes ...........         0                0          24,883          131,317         985,512       5,167,632

Eric J. Hughey ..............         0                0          23,233          126,367         915,026       4,956,174

William M. Gibson ...........         0                0          84,466           91,243       1,701,392       1,587,919


------------
(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

(2) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on February 29, 2000 and
    (ii) the exercise price per share.

Employment Agreements

     In April 1999, the Company and Gregory J. Owens entered into an employment agreement whereby he became the Chief Executive Officer and President of each of the Company and Manugistics, Inc. Under the employment agreement, Mr. Owens receives an annual base salary of $375,000, and he may receive a bonus of up to 100% of his annual base salary. Fifty percent of Mr. Owens' bonus is based upon the financial performance of the Company, and fifty percent is based upon satisfaction of management objectives. In addition, the Company paid to Mr. Owens an additional first year bonus of $50,000. The Company also granted to Mr. Owens an option to purchase two million shares of Common Stock which vests in equal monthly increments over a five-year period. Some or all of Mr. Owens' options may immediately vest in the event of a change of control of the Company. Pursuant to Mr. Owens' employment agreement, the Company also granted to Mr. Owens two options when the market price of the Common Stock met specified levels. Each such option gives him the right to purchase 500,000 shares of Common Stock, which vest in equal monthly increments over a four-year period.

     Under the employment agreement, the Company also provides to Mr. Owens certain benefits, including medical, life and disability insurance, relocation and travel expenses, participation in the Employee Stock Purchase Plan, and fringe benefits. If the Company terminates Mr. Owens' employment other than for cause, the Company will make severance payments to Mr. Owens in the amount of his base salary and benefits during the twelve month period commencing on the termination date. The severance payments to Mr. Owens will cease if he obtains alternative employment during the twelve month period commencing on the termination date. In addition, for a period of six months beginning on the date of the Company's termination of Mr. Owens' employment for any reason other than cause, the Company will continue the monthly vesting of Mr. Owens' options.

     In June 1999, the Company and Richard F. Bergmann entered into an employment agreement whereby he became an Executive Vice President of the Company and Manugistics, Inc. Under the employment agreement, Mr. Bergmann receives an annual base salary of $250,000, and he may receive a bonus of up to 100% of his annual base salary. Fifty percent of Mr. Bergmann's bonus is based upon the financial performance of the Company, and fifty percent is based upon satisfaction of management objectives. In addition, the Company paid to Mr. Bergmann an additional first year bonus of $62,500, based upon his significant participation in revenue generation. The Company also granted to Mr. Bergmann an option to purchase 400,000 shares of Common Stock. This stock option vests in equal monthly increments over a four year period. Pursuant to Mr. Bergmann's employment agreement, the Company also granted to Mr. Bergmann an option to purchase 30,000 shares of Common Stock when the market price of the Common Stock met specified levels. The option vested immediately on the date of grant. Mr. Bergmann will also receive a stock option to purchase an additional 30,000 shares of Common Stock if certain revenue targets are attained by the Company in fiscal 2001. Some or all of Mr. Bergmann's options may immediately vest in the event of a change of control of the Company.

     Under the employment agreement, the Company also provides to Mr. Bergmann certain benefits, including medical, life and disability insurance, participation in the Employee Stock Purchase Plan, and fringe benefits. If the Company terminates Mr. Bergmann's employment other than for cause, the Company will make severance payments to Mr. Bergmann in the amount of his base salary and benefits during the six month period commencing on the termination date. The severance payments to Mr. Bergmann will cease if he obtains alternative employment during the six month period commencing on the termination date. In addition, for a period of six months beginning on the date of the Company's termination of Mr. Bergmann's employment for any reason other than cause, the Company will continue the monthly vesting of Mr. Bergmann's options.

     In June 1999, the Company and Terrance A. Austin entered into an employment agreement whereby he became an Executive Vice President of the Company and Manugistics, Inc. Under the employment agreement, Mr. Austin receives an annual base salary of $200,000, and he may receive a bonus of up to 100% of his annual base salary. Fifty percent of Mr. Austin's bonus is based upon the financial performance of the Company, and fifty percent is based upon satisfaction of management objectives. In addition, the Company paid to Mr. Austin a signing bonus of $25,000. The Company also granted to Mr. Austin an option to purchase 240,000 shares of Common Stock. This stock option vests in equal monthly increments over a four year period. Mr. Austin will also receive a stock option to purchase an additional 30,000 shares of Common Stock if certain revenue targets are attained by the Company in fiscal 2001. Some or all of Mr. Austin's options may immediately vest in the event of a change of control of the Company.

     Under the employment agreement, the Company also provides to Mr. Austin certain benefits, including medical, life and disability insurance, participation in the Employee Stock Purchase Plan, and fringe benefits. If the Company terminates Mr. Austin's employment other than for cause, the Company will make severance payments to Mr. Austin in the amount of his base salary and benefits during the six month period commencing on the termination date. The severance payments to Mr. Austin will cease if he obtains alternative employment during the six month period commencing on the termination date. In addition, for a period of six months beginning on the date of the Company's termination of Mr. Austin's employment for any reason other than cause, the Company will continue the monthly vesting of Mr. Austin's options. Mr. Austin will have the option to terminate his employment and receive the severance benefits described above under certain circumstances if his job status is diminished.

     The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference into any existing or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.


Report of the Compensation Committee of the Board of Directors on Executive Compensation

     In fiscal 2000, the Compensation Committee of the Board of Directors was directly responsible for recommending to the Board of Directors for approval a compensation program for Gregory Owens, who became the Company's Chief Executive Officer and President. The Compensation Committee thereafter was responsible for the administration of Mr. Owens' compensation program. The Compensation Committee was also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administered the plans. In fiscal 2000, the Compensation Committee consisted of three outside directors of the Company, William G. Nelson, Chairman, Jack A. Arnow and Thomas A. Skelton.

     In fiscal 2000, Mr. Owens was responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

Objectives and Policies

     The objectives of the Company's executive compensation program, as respectively implemented by the Compensation Committee and by Mr. Owens, were to:

   o Attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

   o Reward executives based on the business performance of the Company;

   o Provide executives with incentives designed to maximize the long-term performance of the Company; and

   o Assure that objectives for corporate and individual performance are established and measured.

For fiscal 2000, the components of the Company's executive compensation program included annual base salary, option grants and cash bonuses.

New Executive Management Team

     As previously reported by the Company, during fiscal 1999 and the first half of fiscal 2000, the Company experienced various operational difficulties. The resulting poor financial performance of the Company in fiscal 1999 led to the Company's decision to restructure its business. The restructuring included the hiring of a new executive management team, commencing with the hiring in April 1999 of Gregory J. Owens as Chief

Executive Officer and President. At the close of fiscal 2000, the Company had a total of nine executive officers, of whom seven, including Mr. Owens, joined the Company in fiscal 2000 and two were officers of the Company who were appointed as executive officers in fiscal 2000. Each of the seven executive officers who joined the Company in fiscal 2000 entered into an employment agreement with the Company.

Compensation of Executive Officers

     Base salaries for executive officers of the Company (including the Chief Executive Officer) historically have been determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience following review of compensation information available in certain widely-known surveys and databases, including the Culpepper and Associates Survey and the Information Technology Association of America Compensation Survey. Individual salary increases, which are reviewed annually, generally have been based on the Company's financial performance in the prior fiscal year and the attainment of individual objectives during the prior fiscal year. In the case of operating executive officers, other factors considered include the financial results of the officer's business unit as well as non-financial performance measures, such as improvements in productivity, development and introduction of new products, improvement of product quality, relationships with customers and leadership and management development.

     In fiscal 2000, annual base salaries, bonuses and certain performance awards were negotiated by Mr. Owens for the other executive officers, subject to the approval of the Compensation Committee and the Board. The base salaries for the executive officers who joined the Company in fiscal 2000 were determined by evaluating the factors referred to above in the determination of base salaries of executive officers historically. In addition, the base salaries of each individual also reflected the individual's accomplishments and performance at his previous employer and his compensation at his previous employer. Mr. Owens and the Compensation Committee also considered the then poor financial performance of the Company, which necessitated that the Company seek out and hire the most qualified candidates as promptly as possible. No specific weight of relative importance was assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices relating to base salaries may be deemed informal and subjective, although they were based on such factors and detailed investigation.

     The executive officers who joined the Company in fiscal 2000 were eligible to receive an annual incentive bonus payable 50% based on the financial performance of the Company and 50% based upon management objectives. The bonuses based on management objectives were payable under a plan submitted by the executive officer and approved by Mr. Owens. The executive officers also were eligible to receive performance awards in the form of stock option grants based on formulas relating variously to the market performance of the Company's stock or the Company's revenues during specified periods.

     In fiscal 2000, stock options to purchase a total of 4,565,000 shares of Common Stock were awarded as a long-term incentive to executive officers of the Company. In addition, options to purchase a total of 100,000 shares of Common Stock were granted to executive officers of the Company to reward them on the performance of the Company.

Chief Executive Officer's Compensation and Corporate Performance for Fiscal
2000

     In determining the compensation program of Mr. Owens, the Company's Chief Executive Officer and President, including base salary and other cash compensation and stock option grants for fiscal 2000, the Compensation Committee considered Mr. Owens' experience, recognition level in his field, his individual accomplishments and performance as Global Managing Partner for the Andersen Consulting Supply Chain Practice and his salary level relative to salary ranges for comparable positions in other companies, including companies of similar financial condition. The Compensation Committee took into account the then poor financial performance of the Company and the Company's need to attract a new Chief Executive Officer and President to develop and implement a turnaround strategy for the Company with the objective of returning the Company to sustainable profitability. The Compensation Committee was assisted in its task by Ramsey Beirne Associates, LLC, an executive recruiting and consulting firm of recognized standing, William M. Gibson, the Company's Chairman, and J. Michael Cline, a member of the Company's Board of Directors. The Compensation Committee's determination was not subject to precise criteria or formulas. Accordingly, the determination may be deemed informal and subjective although based on such detailed considerations.

     Mr. Owens was eligible to receive an annual incentive bonus of up to 100% of his annual base salary, payable 50% based on the financial performance of the Company and 50% based upon management objectives. The bonus based on management objectives was payable under a plan submitted by Mr. Owens and approved by the Board of Directors. During Mr. Owens' first 12 months of employment with the Company, a bonus equal to 50% of Mr. Owens' annual base salary was guaranteed. Mr. Owens also received performance awards in the form of two stock option grants based on formulas relating to the market performance of the Common Stock.

     Mr. Gibson, Chairman of the Board, also served as President and Chief Executive Officer of the Company until April 1999. As previously reported, the Compensation Committee had set Mr. Gibson's annual base salary for fiscal 1999 at $320,000. Commencing in September 1998, Mr. Gibson voluntarily elected not to receive his base salary, and no salary nor cash bonus was paid to Mr. Gibson from that time through his resignation as Chief Executive Officer and President in April 1999.


                                          Compensation Committee
                                          Jack A. Arnow
                                          William G. Nelson
                                          Thomas A. Skelton

Stock Performance Graph

     The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market
(US) Index from February 28, 1995 to fiscal year end (February 29, 2000). In addition, the graph also compares the Company's performance to that for Nasdaq Computer and Data Processing Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 on February 28, 1995 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.


[GRAPHIC OMITTED]

                                                    1995      1996      1997      1998      1999      2000
                                                    ----      ----      ----      ----      ----      ----

Manugistics Group, Inc.                             $100      $141      $296      $751      $148     $1,069
Nasdaq Stock Market (U.S. Companies)                $100      $139      $166      $227      $296     $  603
Nasdaq Computer and Data Processing Stocks          $100      $152      $179      $268      $420     $  899


Agreements with Employees

     All employees of the Company and its subsidiaries, including executive officers, are required to sign a Conditions of Employment Agreement upon joining the Company and its subsidiaries. This agreement restricts the ability of the employee to compete with the Company and its subsidiaries during his or her employment with the Company and for a period of six months thereafter, and contains certain confidentiality and invention assignment provisions.


Certain Business Relationships

     Joseph H. Jacovini, a director of the Company, is a partner and Chairman of Dilworth Paxson LLP, counsel to the Company, which firm rendered legal services to the Company in fiscal 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal 2000, all Reporting Persons complied with all applicable filing requirements under Section 16(a), with the following exceptions: Each of Messrs. Jeter, Rajaji, Smith and Stoks failed to file a Form 3 in connection with his appointment as an executive officer. Mr. Skelton failed to file one Form 4 relating to a total of two sales; Mr. Gibson failed to file one Form 4 relating to a total of two transactions; and Mr. Nelson failed to file one Form 4 relating to the exercise of four stock options on the same date. However, each such reporting person subsequently timely filed a Form 5 to report the required information.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on February 28, 2001. Deloitte & Touche LLP currently serves as the Company's independent accountants, and has been the Company's independent accountants since the fiscal year ended February 29, 2000. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders.

                  SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals submitted for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before March 2, 2001.

     Under the Company's By-Laws, shareholder proposals which are not submitted for inclusion in the Company's proxy Statement for the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company: (i) 60 days in advance of such meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2000 Meeting, or (ii) 90 days in advance of such meeting if the meeting is to be held on a day which is on or after the anniversary of the 2000 Meeting.

                                OTHER BUSINESS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Shareholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors,


                                          /s/ Timothy T. Smith
                                          ----------------------------------
                                          Timothy T. Smith
                                          Senior Vice President,
                                          General Counsel and Secretary


     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                     1216-PS-00

                                  DETACH HERE


                                     PROXY

                            MANUGISTICS GROUP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       MANUGISTICS GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO
                            BE HELD ON JULY 28, 2000


         The undersigned, hereby revoking any contrary proxies previously given relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement in connection with the 2000 Annual Meeting of Shareholders of Manugistics Group, Inc. (the "Annual Meeting") to be held on Friday, July 28, 2000 at 9:00 A.M. E.D.T. at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland, and hereby appoints William M. Gibson and Raghavan Rajaji, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock of MANUGISTICS GROUP, INC. registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

-----------     CONTINUED AND TO BE COMPLETED, SIGNED AND DATED     -----------
SEE REVERSE                    ON REVERSE SIDE                      SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

                                  DETACH HERE
-----  Please mark
| X |  vote as in
-----  this example.


This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the three (3) nominees for Class II Directors listed below.

1.  Election of Class II Directors
    Nominees: (01) Gregory J. Owens (02) Joseph H. Jacovini
              and (03) Thomas A. Skelton                         MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW      / /
                     FOR            WITHHELD
                     / /              / /

/ /
   --------------------------------------
   For all nominees except as noted above


                                                                 Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                                    Date:            Signature:                                        Date:
           ---------------------------------        ----------            --------------------------------------       -----------